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                                                                    EXHIBIT 10.7

                          WAIVER AND RELEASE AGREEMENT

         THIS WAIVER AND RELEASE AGREEMENT, dated as of September 24, 2002 (this "RELEASE"), is by and between U.S. Plastic Lumber Corp. (the "Company") and Halifax Fund L.P. (the "Holder"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the Exchange and Repurchase Agreement, dated as of the date hereof (the "Exchange Agreement"), between the Company and the Holder.

         TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT EACH OF THE UNDERSIGNED, in consideration of the sum of Ten Dollars ($10), a reciprocal release and other good and valuable consideration received from each other party hereto, the receipt and sufficiency of which are hereby acknowledged, having been represented by counsel and having been fully and adequately informed as to the facts, consequences and circumstances surrounding this RELEASE, and representing and warranting that the claims, causes of actions and other rights set forth below and which are the subject of this RELEASE have not heretofore been assigned or otherwise transferred to any other person, hereby releases and discharges, individually and collectively, one another, and their respective present and former officers, directors, shareholders, agents, employees, servants, affiliates, subsidiaries, general and/or limited partners (and their respective general and/or limited partners), attorneys, representatives and management companies and (to the maximum extent applicable) the respective officers, directors, shareholders, agents, employees, servants, affiliates, subsidiaries, general and/or limited partners (and their respective general and/or limited partners), attorneys, representatives and management companies of each of the foregoing, and each person who controls any of the foregoing, as well as their respective successors and assigns, from and against any and all actions, causes of action, suits, debts (including without limitation default payments, fees and penalties), dues, sums of money, obligations, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities, rights and demands whatsoever, of whatever kind or nature, in contract or in tort, in law or equity, known or unknown, which such releasing party or any party claiming by or through such releasing party ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date hereof which are based upon, arise under or are related to, subject to the Existing Instruments other than actions or claims (i) arising under the indemnification agreements contained in the 2000 Registration Rights Agreement and the 2001 Registration Rights Agreement, respectively, and (ii) that result from the willful misconduct of the other party. Notwithstanding the foregoing, nothing contained herein shall be construed to limit or otherwise affect any party's rights or remedies arising under, or in connection with the transactions contemplated by, the Exchange Agreement and the other Transaction Documents; PROVIDED, HOWEVER, that the Holder acknowledges that the Company has fulfilled its obligation under Section 5.18 of the Exchange Agreement.
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         THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

         None of the terms or provisions of this RELEASE may be waived, altered, modified or amended except by an instrument in writing, duly executed by each of the parties hereto. This RELEASE shall be binding upon each of the parties hereto, their successors and assigns, and shall inure to the benefit of the other parties hereto and their successors and assigns.

         Each party hereto expressly waives any and all rights under any applicable statute, doctrine or principle of law restricting the right of any person to release claims which such person does not know or suspect to exist at the time of executing a release, which claims, if known, may have materially affected such person's decision to give such a release. In connection with such waiver and relinquishment, each party hereto acknowledges that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, with respect to the matters released herein. Nevertheless, it is the intention of each party hereto to fully, finally and forever settle and release all such matters, and all claims relative thereto which now exist, may exist or theretofore have existed between and among the parties hereto, described above, as specifically provided herein.

         The provisions of this RELEASE may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach thereof.

         This RELEASE, together with the Exchange Agreement and the other Transaction Documents, constitutes the entire agreement of the parties hereto as to the subject matter hereof. Each of the undersigned acknowledges that there are no communications or oral understandings contrary, different or which in any way restrict the full, complete and general release and discharge intended hereby, and that all prior agreements or understandings within the scope of the subject matter of the RELEASE are, upon the execution and delivery of this RELEASE, superseded, null and void.

         This RELEASE may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         The effectiveness of this RELEASE is expressly conditioned upon the consummation of the Closing in accordance with the terms of the Exchange Agreement.


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         IN WITNESS WHEREOF, each of the undersigned has executed this RELEASE as of the day and year first above written.

                                           U.S. PLASTIC LUMBER CORP.


                                            By: /s/ Bruce Rosetto
                                               --------------------------------
                                                     Name: Bruce Rosetto
                                                     Title: Secretary


                                           HALIFAX FUND, L.P.

                                           By:  THE PALLADIN GROUP, L.P.,
                                                    Attorney-in-Fact


                                           By: /s/ Maurice Hryshko
                                              ----------------------------------
                                              Name: Maurice Hryshko
                                              Title: Counsel




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